EXHIBIT 10.4

                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC. The portions indicated by [REDACTED*] of this document have been omitted and are filed separately with the Commission




                                 AMENDMENT NO. 1
                                       to
                        DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 1 to Development and License Agreement (this "Amendment"), is entered into as of August 20, 2003 by and among:

(1)   e-nutriceuticals, Inc., a Delaware corporation ("e-nut");
(2)   Vital Living, Inc., a Nevada corporation ("Vital Living");
(2)   Jagotec AG, a Swiss Corporation; and
(3)   SkyePharma PLC, a company incorporated in England and Wales.

                              W I T N E S S E T H:

                WHEREAS,   e-nut  and   SkyePharma   PLC  have  entered  into  a
Development and License Agreement, dated as of December 28, 2001 (the "DLA");

                WHEREAS, on January 23, 2002 all rights and obligations of SkyePharma PLC under the DLA were assigned to its wholly owned subsidiary Jagotec AG (which for the purposes of this Amendment shall be referred to as "Skye");

                WHEREAS, e-nut and Skye desire to amend the DLA in certain respects, subject to the terms, conditions and limitations hereof;

                WHEREAS, e-nut, Vital Living and VLEN Acquisition Corporation expect to enter into an Agreement and Plan of Merger (the "Merger Agreement") immediately after the execution of this Amendment; and

                WHEREAS, the parties hereto desire to provide for the assignment of the DLA, as amended hereby, by e-nut to Vital Living concurrently with the consummation of the transactions contemplated by the Merger Agreement.

                NOW, THEREFORE, in consideration of the mutual promises and conditions set forth below, the parties agree as follows:

ARTICLE ONE - AMENDMENTS

1.0 Interpretation. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the DLA.

1.1 Amendment of Exhibit 1. Exhibit 1 attached to this Amendment is the Skye Patent Exhibit 1 referred to in Section 1. (o) i) of the DLA.



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                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC.


1.2 Amendment of Section 2.1. Section 2.1 is hereby amended and restated to read in its entirety as follows:

"2.1 Products. Through the period up to December 31, 2004, (i) e-nut shall have the exclusive right to identify up to six product candidates in the Field for Development using the Skye Technology (each, a "Product"), (ii) Skye shall not have the right to license the Technology (or any Joint Patent) to third parties for products in the Field and (iii) Skye shall not have the right to use the Technology (or any Joint Patent) to independently develop products in the Field.

The Parties acknowledge and agree that as of the date of this Amendment, five of the six Products have been identified and formulated and one product remains to be identified and formulated, and all six products have been paid for. The sixth product is to be identified prior to June 30, 2004. In the event of the sixth Product not being identified by June 30, 2004, e-nut's rights to identify a sixth Product under Section 2.1(i) will terminate and be of no further effect."

1.3 Amendment of Section 2.2. Section 2.2 is amended and restated in its entirety as follows:


"Section 2.2.  Additional Products.

         (a) Beginning on January 1, 2003, e-nut shall have the right until December 31, 2017 to identify additional product candidates in the Field (each, an "Additional Product") for Development using the Skye Technology, provided, however, that: (i) at least four Additional Products are identified by e-nut in each calendar year and all four Additional Products are capable of being formulated by Skye (as determined by Skye in its reasonable judgment), or (ii) beginning on January 1, 2005 Skye receives Product Development Fees of at least $1,000,000 from e-nut (or any affiliate) in each calendar year as adjusted for inflation in accordance with Section 3.2.

         (b) The terms and conditions upon which Skye would formulate the Additional Products are to be negotiated in good faith by e-nut and Skye but in any event shall be no worse than the terms for the development of the first six Products specified in Section 3.2 of the DLA.

         (c) The rights of e-nut to submit annual Additional Products shall extend beyond December 31, 2017 if the Skye Patents extend beyond such date, and in such case, such rights will terminate only upon the expiration of the Skye Patents.

         (d) For the avoidance of doubt, in the event that four (4) new Additional Products are not acceptable to Skye in accordance with Section 2.2(a) during the calendar year of January 2005 or any calendar year thereafter, then, exclusivity shall terminate at the end of such calendar year and Skye shall have the right to license the Technology (or any joint Patent) to third parties for products in the Field and the right to independently develop products in the field. As to any new Additional Products submitted by e-nut after such termination of exclusivity, such products may be licensed at SkyePharma's option on a non-exclusive basis, it being acknowledged that all prior Additional Products shall remain subject to the exclusive marketing rights of e-nut.


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                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC.


         (e) Notwithstanding the foregoing, in the event that Skye determines that an Additional Product is not capable of being formulated by Skye (in accordance with Section 2.2(a)), it shall not count as an Additional Product for purposes of determining whether four Additional Products have been submitted.

         (f)    e-nut will pay to Skye $1,000,000 [REDACTED]*.

1.4 Amendment of Section 2.4. The second sentence of Section 2.4, which reads:

"The License will be exclusive until December 31, 2002, after which date the License will be non-exclusive save with respect to Products and Additional Products and Skye may grant licenses within the Field to other parties."

shall be deleted in its entirety and replaced with the following:

"The License will be exclusive until December 31, 2017, subject to extension(s) thereof for the life or extension(s) thereof of the Skye Patents. The License shall however become non-exclusive on January 1 of any year, beginning on January 1, 2006 if in the preceding calendar year the conditions of Section 2.2
(a) are not fulfilled."

1.5 Amendment of Section 2.5 (ii). Section 2.5 (ii) of the agreement which reads:

"agrees to pay Skye quarterly in arrears royalties equal to [REDACTED*] of e-nut's Net Sales of Products or Additional Products during the term of this Agreement where the Product or Additional Product and its exploitation under the terms of this Agreement are covered by a Valid Claim."

shall be deleted in its entirety and replaced with the following:

"agrees to pay Skye quarterly in arrears royalties equal to [REDACTED*] of e-nut's Net Sales of Products or Additional Products until the last to expire of the Valid Claims covering the Product or Additional Product and thereafter until e-nut ceases to derive revenues from or make sales of such Products or Additional Products."

1.6 Amendment of Section 2. Section 2 is hereby amended by the addition of a new Section 2.6 and Section 2.7, which shall read in their entirety as follows:

"2.6 Marketing in China. e-nut is hereby appointed as Skye's exclusive marketing partner to pharmaceutical companies for the licensing of all Skye Technology (including the Geomatrix technology) relating to the delivery of drugs or other vitamins or nutraceuticals, whether existing now or herein after created, in the Peoples Republic of China, Taiwan and Hong Kong (the "Chinese Territory"). For each Introduction made or facilitated by e-nut which results in any fees or revenues being paid to Skye or any of Skye's Affiliates in the Chinese Territory, Skye shall pay to e-nut a royalty equal to five percent (5%) of such gross fees or revenues, payable on the same terms and conditions as the other royalty payments set forth in this Agreement. Gross fees and revenues shall include all cash compensation excluding those for research and development for purposes of computing the royalty payment.


____________________
* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC.


On each [REDACTED*] of [REDACTED*], if Skye shall not have received as of such [REDACTED*] $1,000,000 (as adjusted for inflation as of such date in accordance with the inflation adjustment methodology established in Section 3.2) in gross cash fees and revenues in the [REDACTED*] prior to such [REDACTED*] date generated by Introductions made or facilitated by e-nut (which gross cash fees and revenues for purposes of this calculation shall not include any research and development fees but shall for the [REDACTED*] periods ended on the [REDACTED*] of [REDACTED*] include any payments for research and development pursuant to feasibility studies ("Adjusted Revenues")), then unless Skye shall have received as of the next following [REDACTED*] date an aggregate of [REDACTED*] (as adjusted for inflation as of such date in accordance with the inflation adjustment methodology established in Section 3.2) in Adjusted Revenues in respect of the [REDACTED*] period ending on such [REDACTED*] date generated by Introductions made or facilitated by e-nut, (i) exclusivity shall terminate as of such date and (ii) Skye shall thereafter not be bound by any of the provisions of this Section 2.6 and shall retain all rights with respect to the Chinese Territory, which shall include the right to directly or indirectly market its products in the Chinese Territory for the purpose of licensing the Skye Technology without any obligation to make any payment to e-nut; provided, however, that Skye will be required to continue to pay the 5% payment referred to above, which shall remain payable, and shall be paid, during the duration of the relevant Skye Patent to the extent that revenues are derived from an Introduction.

For purposes of this Agreement, the term "Introduction" shall mean [REDACTED*].

"2.7 Additional License Fees. In consideration of additional rights granted by this Amendment in respect of (i) Section 2.1 and 2.2, of the DLA, e-nut hereby pays to Skye a one time fee of [REDACTED*] by the issuance to Skye of 2,140,111 shares of Common Stock of e-nut, convertible into [REDACTED*] shares of Common Stock of Vital Living on the terms and conditions set out in the Merger Agreement, Subscription Agreement and Registration Rights Agreement of even date herewith ("Transaction Agreements"), and (ii) Section 2.6, e-nut hereby pays to Skye a one time fee of [REDACTED*] by issuance to Skye of 535,028 shares of Common Stock of e-nut convertible into [REDACTED]* shares of Common Stock of Vital Living, on the terms and conditions set out in the Transaction Agreements."

____________________
* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC.


1.7 Amendment of Section 10. Section 10.1 is amended and restated in its entirety as follows:

"10.1    Term.  Unless  terminated by the parties  pursuant to Sections 10.2 and
10.3 below, this Agreement shall remain in effect until e-nut ceases to derive revenues from or make sales of Products or Additional Products (even if all of the Valid Claims in relation to such Products or Additional Products have expired). Notwithstanding the foregoing, the rights granted to e-nut under Sections 2.1, 2.2, and 2.3 above shall terminate with respect to a particular Product or Additional Product upon the Abandonment of such Product or Additional Product; provided however, that e-nut may continue to refer to such abandoned Product in its promotional or other materials (subject to Section 6)."

1.8 Amendment to Section 11.1. Section 11.1 is amended and restated in its entirety as follows:

11.1 Assignment. This Agreement and the licenses herein granted shall be binding upon and shall inure to the benefits of the parties, their Affiliates and successors; provided that e-nut and its permitted assignee may not assign its rights, duties or obligations under this Agreement without the prior written consent of Skye except for the assignment and assumption effected pursuant to the Assignment and Assumption Agreement dated as of August 20, 2003.

ARTICLE TWO - REPRESENTATIONS

2.1 Representations of Skye. Skye represents and warrants that as of the date hereof (i) the DLA is in full force and effect and (ii) there are no facts known to Skye which would reasonably serve as a basis of any claim that Skye does not have the right to use or license the Skye Technology to e-nut as contemplated by the DLA as amended hereby. Skye has not licensed or otherwise transferred, or entered into any agreement, commitment or arrangement (whether oral or written) to license or otherwise transfer, to any other person any of the Skye Technology or any rights thereto or interests therein, which now, or with the passage of time will, conflict with or impair the rights to and interest in the Skye Technology transferred to e-nut pursuant to the DLA as amended hereby.

2.2 Representations of e-nut with Respect to the Amendment Shares. E-nut represents and warrants to Skye that all corporate action on the part of e-nut, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Amendment, including the issuance of the shares of Common Stock of e-nut (the "Amendment Shares") referred to in Section 1.6 of this Amendment (containing new Section 2.7 of the DLA) has been taken. Upon issuance in accordance with the DLA as amended, the Amendment Shares will be validly issued, fully-paid and nonassessable, and free from all preemptive rights.


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                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC.


ARTICLE THREE - ASSIGNMENT

3.1 Assignment. Each of Vital Living and e-nut agree to execute the Assignment and Assumption Agreement, attached hereto as Exhibit 2, immediately upon the execution of this Amendment.

3.2 Acknowledgement. Skye and Vital Living acknowledge and agree that upon the execution of such Assignment and Assumption Agreement, Vital Living will succeed e-nut as a party to the DLA, as amended hereby, with all the rights, remedies, duties and obligations held by e-nut under the DLA, as amended hereby.

ARTICLE FOUR - GENERAL PROVISIONS

4.1 Full Force and Effect. Upon (i) the execution of this Amendment by each of the parties hereto and (ii) the consummation of the merger contemplated by the Merger Agreement, the terms of the DLA shall be as amended hereby. Except as expressly amended hereby, the DLA and all other documents, agreements and instruments relating thereto, are and shall remain, unmodified and in full force and effect.

4.2 Choice of Law. The validity, performance, construction, and effect of this Amendment shall be governed by the laws of the State of New York.

4.3 Dispute Resolution. In the case of any disputes between the parties arising from this Amendment, Section 11.7 of the DLA shall apply.

4.4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Compliance with Laws. If any provision of this Amendment is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Amendment which shall remain in full force and effect. If any provision of this Amendment is so found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or amended, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.


                            [Signature Page Follows]




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                          CONFIDENTIAL TREATMENT REQUESTED BY VITAL LIVING, INC.



         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                         E-NUTRICEUTICALS, INC.


                                         By___________________________
                                         Stephen Morris
                                         Sole Officer and Director


                                         VITAL LIVING, INC.


                                         By___________________________
                                         Stuart Benson
                                         President


                                         By___________________________
                                         Brad Edson
                                         Chief Executive Officer



                                         JAGOTEC AG


                                         By___________________________
                                         Name:
                                         Title:

                                         SKYEPHARMA PLC

                                         By___________________________
                                         Name:
                                         Title:





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